UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Explanatory Note

On May 29, 2026, Kentucky First Federal Bancorp (the “Company”) filed a Current Report on Form 8-K regarding the Company’s May 29, 2026 press release announcing that the Kentucky First Federal Bancorp board of directors will hold a special meeting of the board of directors on July 28, 2026 to consider the resumption of the declaration and payment of a quarterly dividend (the “Original Filing”). The full text of the press release was included in the Original Filing. This Amendment to the Original Filing (the “Amendment”) is being filed to correct the Item under which the Original Filing was made, “Item 2.02 Results of Operations and Financial Condition” instead of “Item 8.01 Other Events”. The information contained in this Amendment should be read in conjunction with the information contained in the Original Filing. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Filing.

Item 8.01 Other Events

On May 29, 2026, Kentucky First Federal Bancorp (the “Company”) announced the board of directors are to consider resumption of quarterly dividend along with a special board meeting to be held July 28, 2026. For more information, see the Company’s press release dated May 29, 2026, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: June 4, 2026	By:	/s/ Tyler Eades
Tyler Eades
Vice President and Chief Finance Officer

 2